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                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [ ] Definitive proxy statement

    [X] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                    FIRST OF MICHIGAN CAPITAL CORPORATION
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               (Name of Registrant as Specified in Its Charter)



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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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              [FIRST OF MICHIGAN CAPITAL CORPORATION LETTERHEAD]

January 31, 1997



Dear Stockholder:


The following was released on January 27, 1997 regarding the election of a new Chairman of the First of Michigan Capital Corporation Board of Directors.

    DETROIT, Mich. -- FIRST OF MICHIGAN CAPITAL CORPORATION (CHX: FMG) has elected EDWARD SOULE to its Board of Directors and to the position of Chairman of the Board of Directors effective immediately. Soule is a former partner of Edward D. Jones, the financial securities firm. The announcement was made today by WILLIAM H. CUDDY, who previously held the position as Chairman of the Board. Cuddy continues as a member of the board and Chairman of the Audit Committee.

    "We are very pleased to welcome Ed Soule to the First of Michigan team," said Cuddy, who was Chairman since 1995 and is a partner in the law firm of Day, Berry & Howard. "He brings extensive industry experience to the board and will help us continue the earnings growth of the last several quarters."

    Soule, 44, served as Chief Financial Officer of Edward D. Jones in St. Louis, and was a member of its management committee, from 1986 to 1995. He served as Chief Financial Officer for Transworld Airlines through December 1996. He also was the partner in charge of the St. Louis office of Main Hurdman, which is now KPMG Peat Marwick. Soule is currently an Adjunct Professor of Business Ethics at the University of Missouri in St. Louis, where he lives with his wife and two children.

    "I am delighted to be associated with First of Michigan," Soule said.
    "The firm has an outstanding franchise and I hope to bring some value to the brokers and employees who have worked to establish it. My job will be to help First of Michigan prosper, along with its customers and shareholders, as the industry grows and changes."

    Cuddy also announced the retirement of Thomas A. McDonnell, who had served on the board for the last three years.

    First of Michigan Capital Corporation's principal subsidiary is First of Michigan Corporation, a member of the New York Stock Exchange and Michigan's largest full-service securities firm. Founded more than 60 years ago, First of Michigan Corporation specializes in a wide range of financial services that include investment banking; investment products such as stocks, bonds, annuities, unit trusts and mutual funds; and investment services such as retirement plans, money management, underwriting and trading. First of Michigan offers these services through its 553 employees located in 32 offices throughout Michigan, as well as an office at 100 Wall Street, New York.

    END OF PRESS RELEASE

    Very truly yours,


    Conrad W. Koski
    Conrad W. Koski

    President

    Chief Executive Officer